Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

ELSINORE SERVICES, INC.

This Amended and Restated Certificate of Incorporation of Elsinore Services, Inc., amends and restates in its entirety the Corporation’s Certificate of Incorporation, and was duly proposed by the board of directors of the corporation and adopted by stockholders in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 2, 2009.

Article I: Name

The name of the Corporation is:

Elsinore Services, Inc.

Article II: Registered Office and Registered Agent

The address of the Corporation's registered office in the State of Delaware is 108 West 13th Street, Wilmington, Delaware 19801, located in New Castle County.  The name of the registered agent of the Corporation at such address is Business Filings Incorporated.

Article III: Purpose

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

Article IV: Capitalization

A. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000).  The total number of shares of common stock which the Corporation is authorized to issue is two hundred forty-five million (245,000,000), and the par value of each share of common stock is one tenth of one cent ($.001) for an aggregate par value of two hundred forty-five thousand dollars ($245,000).  The total number of shares of preferred stock which the Corporation is authorized to issue is five million (5,000,000), and the par value of each share of preferred stock is one tenth of one cent ($.001) for an aggregate par value of five thousand dollars ($5,000).  Each holder of common stock, as such, shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation as amended and restated (the “Certificate of Incorporation”) (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

B. Preferred Stock. The shares of preferred stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation, and the board of directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the board of directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of that series.

C. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock.  Subject to the rights of the holders of any series of preferred stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the board of directors, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

Article V: Incorporator

The name and mailing address of the incorporator is:

Arne Dunhem
3400 International Dr., N.W.
Suite 2K-300,
Washington, D.C., 20008-3006

The powers of the incorporator terminated upon filing of the Certificate of Incorporation.

Article VI: Directors

A. Number of Directors. The number of directors of the Corporation initially shall be one (1).  The number of directors constituting the board of directors may not be fewer than one (1) nor more than twenty-five (25).  Subject to the previous sentence and the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed pursuant to a resolution adopted by the board of directors of the Corporation.  Vacancies and newly created directorships shall be filled pursuant to a resolution adopted by the board of directors.  The name and address of the director who shall act until the first meeting or until his successor is duly elected and qualified is:

Arne Dunhem 3400 International Dr., N.W. Suite 2K-300, Washington, D.C. 20008-3006

(b) Designation of Classes of Directors. The directors shall be elected at the annual meeting of stockholders or, if not so elected, at a special meeting of stockholders called for that purpose and each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation, removal or death. Notwithstanding the foregoing and subject to the special right of the holders of any class or series of stock to elect directors, at the first meeting of the stockholders after the Corporation (i) has a class of its securities registered under the Securities Exchange Act of 1934, as amended, and (ii) has nominated for election or appointed to the board of directors three (3) or more directors, the directors shall be classified in accordance with resolutions adopted by the board of directors prior to such meeting, in respect solely to the time for which they shall severally hold office, by dividing them into three (3) classes, each such class to be as nearly as possible equal in number of directors to each other class.  The first term of office of directors of the first class shall expire at the first annual meeting after their election as members of such first class, and thereafter such terms shall expire on each three (3) year anniversary of such date; the term of office of the directors of the second class shall expire on the one (1) year anniversary of the first annual meeting after their election as members of such second class, and thereafter such terms shall expire on each three (3) year anniversary of such one (1) year anniversary; and the term of office of the directors of the third class shall expire on the two (2) year anniversary of the first annual meeting after their election as members of such third class, and thereafter such terms shall expire on each three (3) year anniversary of such two (2) year anniversary.  At each succeeding annual meeting, the stockholders shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired.  Each director shall hold office for the term for which elected and until his successor shall be elected and shall qualify.  If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class.

(c) Removal of Directors. Any director, any class of directors or the entire board of directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote upon election of directors, voting together as a single class, shall vote in favor of such removal except that if the board of directors, by an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the entire board of directors, recommends removal of a director to shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of all the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of shareholders called for that purpose.

Article VII: Liability of Directors

 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided however, that the foregoing clause shall not eliminate or limit the liability of  a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII: Duration

The duration of the Corporation shall be perpetual.

Article IX: Election Regarding Section 203

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of  the State of Delaware, regarding business combinations with interested stockholders.

Article X: Stockholder Meetings

A. Action by Written Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken shall be signed by a majority of such stockholders, as permitted under the DGCL.

B. Special Meetings of Stockholders. Subject to the rights of the holders of any series of preferred  stock, and to the requirements of applicable law, special meetings of stockholders may be called only by either (a) the chair of the board of directors, president, or other officer of the Corporation, (b) by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (c) by the holders of a majority or more of the total votes entitled to be cast by the holders of all the outstanding capital stock of the Corporation entitled to vote generally on the election of directors.

C. Election of Directors by Written Ballot.  Election of directors need not be by written ballot.

D. Cumulative Voting. Stockholders shall not be entitled to cumulative voting in the elections of directors.

Article XI: Indemnification; Advancement of Expenses

The Corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee.  Notwithstanding the preceding sentence, the Corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the Corporation.

Article XII: Amendments to the Certificate of Incorporation and By-Laws

A. Amendments to the Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles VII, XI or this Article XII may be altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) percent of the capital stock of the Corporation entitled to vote generally on the election of directors, voting together as a single class.

B. Adoption, Amendment and Repeal of the By-Laws.  In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation subject to the power of the stockholders of the Corporation to alter, amend or repeal the bylaws;  provided that (i) no amendment to the By-Laws shall have the effect of shortening the term of any incumbent director; and (ii) no action shall be taken by the directors (whether through amendment of the By-Laws or otherwise) to increase or decrease the number of directors as provided in the By-Laws from time to time unless at least sixty-six and two-thirds percent (66 2/3%) of the directors then in office shall concur in such action; and  provided, further, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Corporation entitled to vote generally on the election of directors, voting together as a single class, shall be required to make, alter amend or repeal the By-Laws of the Corporation.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, Elsinore Services, Inc., has caused this Amended and Restated Certificate of Incorporation to be signed this 13th day of March, 2010.

ELSINORE SERVICES, INC. By: /s/ Arne Dunhem Name: Arne Dunhem Its: President and CEO

ATTEST:

By: /s/ Dean Shauer
       Dean Schauer, Assistant Secretary